                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 23, 1995


                               TOM BROWN, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


              0-3880                                     95-1949781
      (Commission file number)              (IRS employer identification number)


          508 West Wall, Suite 500, Midland, Texas             79701
          (Address of principal executive offices)           (Zip Code)


                                (915) 682-9715
             (Registrant's telephone number including area code)


                 --------------------------------------------
        (Former name or former address, if changed since last report)



                              Page 1 of 3 Pages

ITEM 5. OTHER EVENTS. On June 23, 1995, the Registrant issued the following press release:

                               TOM BROWN, INC.

            TOM BROWN, INC. TO PURCHASE PRESIDIO GAS INDEXED NOTES


         June 23, 1995, Midland, Texas . . . Tom Brown, Inc. (NASDAQ: TMBR) today announced that it has agreed to purchase $54 million principal amount of the $100 million principal amount outstanding of the Senior Gas Indexed Notes due 2002 ("GINs") of Presidio Oil Company for an aggregate purchase price of $50 million, including accrued interest. The purchase is expected to close on or about June 28, 1995 and to be funded through a commercial bank loan.

         Mr. Donald L. Evans, Chairman of the Board, President and Chief Executive Officer of Tom Brown said that: "We continue to be interested in a business combination with Presidio and we view the purchase of these securities as a good investment. We are currently discussing with Presidio arrangements for prompt commencement of due diligence with respect to Presidio and the values of its assets."

         Tom Brown, Inc. is engaged in the exploration for and the acquisition, development, production and sale of, natural gas and oil. Tom Brown's assets are principally located in the Rocky Mountains, mid-Continent and Permian Basins. At March 31, 1995, the Company had no debt and cash of $14.5 million. Its stock is traded in the over-the-counter market and appears on the NASD National Market System under the symbol "TMBR".

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 27, 1995

                                       TOM BROWN, INC.

                                       By:  /s/  PETER R. SCHERER
                                           ------------------------------
                                           Peter R. Scherer,
                                           Executive Vice President




                                     -3-